                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated May 5, 1993, on the financial statements of The Bonneau Company and Pennsylvania Optical Company as of August 31, 1990, 1991, 1992 and March 31, 1993, and the related statements of income, changes in shareholder's equity and cash flows for each of the years in the three year period ended August 31, 1992 and for the seven months ended March 31, 1993, appearing on page F-25 of Benson Eyecare Corporation's Registration Statement on Form S-1 (Regis. No. 33-63864) and incorporated by reference in Benson Eyecare Corporation's Form 8-k dated June 30, 1993 as amended on April 22, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



TUGGLE, BURTON & CO., P.C.
Certified Public Accountants
Dallas, Texas
September 8, 1994